UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

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Gran Tierra Energy Inc.

(Exact name of Registrant as specified in its charter)

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Nevada	001-34018	98-0479924
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices)

(403) 265-3221

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on July 27, 2011, Gran Tierra Energy Colombia Ltd. (“Gran Tierra Colombia”) and Solana Petroleum Exploration Colombia Ltd. (“Solana Colombia”), both wholly owned indirect subsidiaries of Gran Tierra Energy Inc. (“Gran Tierra”), entered into agreements (respectively, the “Gran Tierra Agreement” and the “Solana Agreement”) with Ecopetrol pursuant to which Gran Tierra Colombia and Solana Colombia agreed to sell to Ecopetrol, and Ecopetrol agreed to purchase from Gran Tierra Colombia and Solana Colombia, all of the volume of crude oil production produced in the Chaza Block, Santana Block and Guayuyaco Block owned by Gran Tierra Colombia and Solana Colombia (the “Putamayo Production”).  The volume of crude oil does not include the volume of oil owned by the National Hydrocarbons Agency (ANH) corresponding to royalties.  In the event that Ecopetrol does not accept a full delivery, Gran Tierra Colombia and Solana Colombia may sell to another party the crude oil not accepted.   The Gran Tierra Colombia Agreement and Solona Colombia Agreement had expiration dates of June 30, 2012.

Also as previously disclosed, on December 6, 2011, Ecopetrol delivered to Gran Tierra Colombia a notice of termination of the Gran Tierra Colombia Agreement, and delivered to Solana Colombia a notice of termination of the Solana Colombia Agreement, each with a proposed completion date of January 2, 2012. On December 22, 2011, Ecopetrol delivered to Gran Tierra a new notice of termination of the Gran Tierra Colombia Agreement, and delivered to Solana Colombia a new notice of termination of the Solana Colombia Agreement, extending the proposed completion date of each agreement to January 31, 2012.

On February 7, 2012, Gran Tierra Colombia and Solana Colombia each entered into an amendment, dated as of January 30, 2012, to the Gran Tierra Agreement and the Solana Agreement, respectively, pursuant to which: (1) for Putamayo Production that is to be exported through the Port of Tumaco on the Pacific coast of Colombia, the sales point is designated as the Tumaco Port rather than a point in the Putamayo basin and the price received is determined based on a “marker” price (based on the average export price of Ecopetrol of the South Blend mix by the Port of Tumaco for the month of the crude delivery) less a port operation fee and a commercialization fee; (2) for Putamayo Production sold for export through Ecuador, the price received is determined based on a “marker” price (based on the weighted average price of exports by Ecopetrol of Crude Oriente through the port of Balao) less a transportation fee, transportation tax and commercialization fee; and (3) for Putamayo Production sold at the DINA station in the Putamayo Basin for export by the Port of Coveñas or for refining, the price received is determined based on a “marker” (based on the average price of export of Grupo Empresarial crude mix Vasconia by the Port of Coveñas during the month of delivery) with adjustments for quality and less transportation fees, transportation tax, a commercialization fee and port operation fee. Pursuant to the amendments, the expiry dates of both the Gran Tierra Agreement and the Solana Agreement have been extended to July 31, 2012.

Due to the change in the sales point for Putamayo Production to be exported through the Port of Tumaco, Gran Tierra Colombia and Solana Colombia are currently negotiating crude oil transportation agreements with Ecopetrol pursuant to which they would pay to Ecopetrol a transportation tariff for the transportation by Ecopetrol of their Putamayo Production from the Putamayo Basin to the Port of Tumaco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

By:	/s/ David Hardy
Name: David Hardy Title: General Counsel, Vice President, Legal and Secretary

 Dated: February 10, 2012